UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2026

Sculptor Diversified Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56566	88-0870670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street, 40th Floor New York, NY 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

MIH Member JV Agreement

On May 1, 2026, Sculptor Diversified Real Estate Income Trust, Inc. (the “Company,” “we,” “our”), through our wholly owned subsidiary MIH Investor LLC, entered into a joint venture (the “MIH Member JV”) with Sculptor Real Estate MI Fund, LP (“MI Fund”), Sculptor Real Estate Parallel Fund V D Co-Investments, LP (“Fund V D”), and Sculptor Real Estate Fund V C Co-Investments, LP (“Fund V C”), each of which is an investment fund managed by affiliates of our Adviser. We committed to contribute $87.0 million to the MIH Member JV for an approximately 33% interest in such joint venture. MI Fund, Fund V C and Fund V D hold a 46%, 10% and 11% interest in the MIH Member JV, respectively. The MIH Member JV is structured as a Delaware limited liability company managed by MIH Investor LLC, our wholly owned subsidiary, which has exclusive authority over management and operational decisions. A majority in interest of the MIH Member JV members may remove MIH Investor LLC as managing member with or without cause. Distributions will be made to members in proportion to their respective percentage interests. MI Fund has the right, at the request of its limited partners, to transfer all or a portion of its interest in the MIH Member JV to third parties or other Sculptor-affiliated accounts, subject to the approval of MIH Investor LLC as to the identity of any transferee, or to effect a substantially similar liquidation or disposition transaction with respect to assets held at the subsidiary level. MIH Investor LLC is required to use commercially reasonable efforts to cooperate with the MI Fund in effectuating any such transfer or transaction. Lastly, in certain circumstances, MIH Investor LLC will have the ability to transfer or dispose of a portion of its interest in the MIH Member JV to the MI Fund without further member approval.

Also on May 1, 2026, the MIH Member JV entered into a joint venture agreement (the “MIH JV”) with Trinity Hotel Acquisitions LLC (“Trinity”), an affiliate of Trinity GP Fund II L.P., pursuant to which the MIH Member JV holds an 85% interest and Trinity holds a 15% interest in the MIH JV. Under the MIH JV agreement, Trinity is entitled to certain fees in connection with its management of the MIH JV, including asset management and development fees, as well as a promote based on the achievement of specified return thresholds.

On May 1, 2026, the MIH JV acquired the JW Marriott Marco Island Beach Resort (the “Property”), a hotel located at 400 South Collier Boulevard, Marco Island, Florida. The Property includes an 809-key beach resort, more than 10 acres of private beachfront land and two 18-hole golf courses. The resort includes three towers: the Palms Tower (built in 1972 and renovated in 2016), the Islands Tower (built in 1982 and renovated in 2016) and the Lanai Tower (built in 2019). The MIH JV acquired a fee simple interest in the Property. The aggregate purchase price for the Property was $835.0 million. The acquisition was funded with $690 million of proceeds from the Loan (defined below) and the remainder from equity contributions from the members of the MIH JV (approximately $60.2 million of which is attributable to our subsidiary, MIH Investor LLC).

MIH JV Loan Agreement

On May 1, 2026, MIH Propco LLC (the “Borrower”), a subsidiary of the MIH JV, entered into a loan agreement with Wells Fargo Bank, National Association and JPMorgan Chase Bank, National Association (collectively, the “Lender”), providing for a mortgage loan in the principal amount of $690,000,000 (the “Loan”), the proceeds of which were used, together with equity contributions from the members of the MIH JV, to finance the acquisition of the Property.

The Loan bears interest at a variable rate equal to the sum of one-month Term SOFR plus a spread of approximately 210 basis points. The Loan has an initial term of two years and provides the Borrower with three one-year extension options, each subject to the absence of an event of default and the purchase and pledge of an interest rate cap agreement as set forth in the loan documents. The Loan does not amortize and is interest-only for the full term, including any extension periods.

The Loan provides for customary cash management provisions, including cash sweep triggers upon certain performance thresholds or events of default.

The Loan is secured by, among other things, a first priority mortgage on the fee simple interest in the Property, a first priority assignment of all related leases, rents, deposits, and income, and a first lien security interest in the Borrower's personal property related to the Property and is subject to customary hedging requirements. The Loan is non-recourse to the Borrower, except for customary non-recourse carve-outs. In connection with the Loan, the Company entered into an environmental indemnity and a customary bad boy guaranty in favor of the Lender, pursuant to which the Company guarantees certain obligations of the Borrower under the Loan. The Company's co-investors in the MIH Member JV entered into a guarantor contribution agreement pursuant to which they have agreed to bear their respective portions of any amounts payable by the Company under such guaranty and environmental indemnity.

The Loan is prepayable in whole or in part at any time, subject to a spread maintenance premium during the first twelve months. Thereafter, the Loan may be prepaid without premium or penalty.

The foregoing descriptions of the MIH Member JV agreement and the Loan are summaries only and are qualified in their entirety by reference to the full text of such agreements.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above regarding the acquisition of the Property is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under the heading “MIH JV Loan Agreement” is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

As permitted by Item 9.01(a)(3) of Form 8-K, the financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report is required to be filed.

(b) Pro forma financial information.
As permitted by Item 9.01(a)(3) of Form 8-K, the pro forma financial statements required by this Item will be filed by amendment to this Current Report on Form 8-K within 71 days following the date on which this Current Report is required to be filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Diversified Real Estate Income Trust, Inc.

By:	/s/ Ellen Conti
Name:	Ellen Conti
Title:	Chief Financial Officer

Date:	May 7, 2026